     Exhibit 99.1
N E W S R E L E A S E

Contact:	Investor Relations Inquiries
Edmund E. Kroll, Jr.
Senior Vice President, Finance & Investor Relations
(212) 759-0382

Media Inquiries
Marcela Manjarrez-Hawn
Senior Vice President and Chief Communications Officer
(314) 445-0790

FOR IMMEDIATE RELEASE

Centene Corporation Announces Extension of Exchange Offers and Consent Solicitations for WellCare Notes

ST. LOUIS, December 2, 2019 - Centene Corporation (NYSE:CNC) (“Centene”) announced today the extension of the expiration date of the offers to exchange (the “Exchange Offers”) notes (the “WellCare Notes”) issued by WellCare Health Plans, Inc. (NYSE:WCG) (“WellCare”) for up to $1,950,000,000 aggregate principal amount of new notes to be issued by Centene (the “Centene Notes”) and cash and the related consent solicitations (the “Consent Solicitations”) being made by Centene on behalf of WellCare to adopt certain proposed amendments (the “Amendments”) to the indentures governing the WellCare Notes. Centene hereby extends such expiration date from 5:00 p.m., New York City time, on December 2, 2019, to 5:00 p.m., New York City time, on December 18, 2019 (as the same may be further extended, the “Expiration Date”).

On November 14, 2019, requisite consents were received and supplemental indentures were executed, eliminating substantially all restrictive covenants and certain events of default and other provisions in each of the indentures governing the WellCare Notes. Such supplemental indentures will only become operative upon the settlement date of the Exchange Offers.

The Exchange Offers and Consent Solicitations are being made pursuant to the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement dated November 1, 2019, as amended on November 12, 2019 and the related letter of transmittal and consent hereby, each as amended hereby, and are conditioned upon the closing of Centene’s acquisition of WellCare (the “Merger”), which condition may not be waived by Centene, and certain other conditions that may be waived by Centene.

The settlement date for the Exchange Offers is expected to occur promptly after the Expiration Date and immediately prior to the closing of the Merger, which is expected to occur by the first half of 2020. As a result, the Expiration Date may be further extended one or more times. Centene will provide notice of any such extension in advance of the Expiration Date.

Except as described in this press release, all other terms of the Exchange Offers and Consent Solicitations remain unchanged.

As of 5:00 p.m., New York City time, on December 2, 2019, the principal amounts of WellCare Notes set forth in the table below had been validly tendered and not validly withdrawn:

		WellCare Notes Tendered as of 5:00 p.m., New York City time, on December 2, 2019
Title of Series/ CUSIP Number	Principal Amount Outstanding	Principal Amount	Percentage
5.25% Senior Notes due 2025 / 94946TAC0	$1,200,000,000	$1,145,232,000	95.44%
5.375% Senior Notes due 2026 / 94946TAD8 / U9488LAB8	$750,000,000	$743,279,000	99.10%

Documents relating to the Exchange Offers and Consent Solicitations will only be distributed to eligible holders of WellCare Notes who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” and outside the United States under Regulation S for purposes of applicable securities laws. Except as amended hereby, the complete terms and conditions of the Exchange Offers and Consent Solicitations are described in the confidential offering memorandum and consent solicitation statement dated November 1, 2019 as amended on November 12, 2019 and the related letter of transmittal and consent, copies of which may be obtained by contacting Global Bondholder Services Corporation, the exchange agent and information agent in connection with the Exchange Offers and Consent Solicitations, at (866) 470-4200 (U.S. toll-free) or (212) 430-3774 (banks and brokers). The eligibility form is available electronically at: https://gbsc-usa.com/eligibility/centene.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Exchange Offers and Consent Solicitations are being made solely pursuant to the offering memorandum and consent solicitation statement dated November 1, 2019, as amended on November 12, 2019 and as amended hereby and the related letter of transmittal and consent, and only to such persons and in such jurisdictions as are permitted under applicable law.

The Centene Notes offered in the Exchange Offers have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Therefore, the Centene Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws.

About Centene Corporation

Centene Corporation, a Fortune 100 company, is a diversified, multi-national healthcare enterprise that provides a portfolio of services to government sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. Many receive benefits provided under Medicaid, including the State Children’s Health Insurance Program (CHIP), as well as Aged, Blind or Disabled (ABD), Foster Care and Long-Term Services and Supports (LTSS), in addition to other state-sponsored programs, Medicare (including the Medicare prescription drug benefit commonly known as “Part D”), dual eligible programs and programs with the U.S. Department of Defense. Centene also provides healthcare services to groups and individuals delivered through commercial health plans. Centene operates local health plans and offers a range of health insurance solutions. It also contracts with other healthcare and commercial organizations to provide specialty services including behavioral health management, care management software, correctional healthcare services, dental benefits management, commercial programs, home-based primary care services, life and health management, vision benefits management, pharmacy benefits management, specialty pharmacy and telehealth services.
Cautionary Statement Regarding Forward-Looking Statements
All statements, other than statements of current or historical fact, contained in this communication are forward-looking statements. Without limiting the foregoing, forward-looking statements often use words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “seek,” “target,” “goal,” “may,” “will,” “would,” “could,” “should,” “can,” “continue” and other similar words or expressions (and the negative thereof). In particular, these statements include, without limitation, statements about Centene’s intended use of proceeds from the offering, future operating or financial performance, market opportunity, growth strategy, competition, expected activities in completed and future acquisitions, including statements about the impact of the Merger, Centene’s recent acquisition (the “Fidelis Care Transaction”) of substantially all the assets of New York State Catholic Health Plan, Inc., d/b/a Fidelis Care New York (“Fidelis Care”), investments and the adequacy of Centene’s available cash resources.

These forward-looking statements reflect Centene’s current views with respect to future events and are based on numerous assumptions and assessments made by Centene in light of Centene’s experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors Centene believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties and are subject to change because they relate to events and depend on circumstances that will occur in the future, including economic, regulatory, competitive and other factors that may cause Centene’s or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions.
All forward-looking statements included in this communication are based on information available to Centene on the date of this communication. Except as may be otherwise required by law, Centene undertakes no obligation and expressly disclaims any obligation to update or revise the forward-looking statements included in this communication, whether as a result of new information, future events or otherwise, after the date of this communication. You should not place undue reliance on any forward-looking statements, as actual results may differ materially from projections, estimates, or other forward-looking statements due to a variety of important factors, variables and events including, but not limited to, the following: (i) the risk that regulatory or other approvals required for the Merger may be delayed or not obtained or are obtained subject to conditions that are not anticipated that could require the exertion of management’s time and Centene’s resources or otherwise have an adverse effect on Centene; (ii) the possibility that certain conditions to the consummation of the Merger will not be satisfied or completed on a timely basis and accordingly the Merger may not be consummated on a timely basis or at all; (iii) uncertainty as to the expected financial performance of the combined company following completion of the Merger; (iv) the possibility that the expected synergies and value creation from the Merger will not be realized, or will not be realized within the expected time period; (v) the exertion of management’s time and Centene’s resources, and other expenses incurred and business changes required, in connection with complying with the undertakings in connection with any regulatory, governmental or third party consents or approvals for the Merger; (vi) the risk that unexpected costs will be incurred in connection with the completion and/or integration of the Merger or that the integration of WellCare will be more difficult or time consuming than expected; (vii) the risk that potential litigation in connection with the Merger may affect the timing or occurrence of the Merger, cause it not to close at all, or result in significant costs of defense, indemnification and liability; (viii) a downgrade of the credit rating of Centene’s indebtedness, which could give rise to an obligation to redeem existing indebtedness; (ix) unexpected costs, charges or expenses resulting from the Merger; (x) the inability to retain key personnel; (xi) disruption from the announcement, pendency and/or completion of the Merger, including potential adverse reactions or changes to business relationships with customers, employees, suppliers or regulators, making it more difficult to maintain business and operational relationships; (xii) the risk that, following the Merger, the combined company may not be able to effectively manage its expanded operations, (xiii) Centene’s ability to accurately predict and effectively manage health benefits and other operating expenses and reserves; (xiv) competition; (xv) membership and revenue declines or unexpected trends; (xvi) changes in healthcare practices, new technologies and advances in medicine; (xvii) increased healthcare costs, (xviii) changes in economic, political or market conditions; (xix) changes in federal or state laws or regulations, including changes with respect to income tax reform or government healthcare programs as well as changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act, collectively referred to as the Affordable Care Act (“ACA”), and any regulations enacted thereunder that may result from changing political conditions or judicial actions, including the ultimate outcome of the District Court decision in “Texas v. United States of America” regarding the constitutionality of the ACA; (xx) rate cuts or other payment reductions or delays by governmental payors and other risks and uncertainties affecting Centene’s government businesses; (xxi) Centene’s ability to adequately price products on federally facilitated and state-based Health Insurance Marketplaces; (xxii) tax matters; (xxiii) disasters or major epidemics; (xxiv) the outcome of legal and regulatory proceedings; (xxv) changes in expected contract start dates; (xxvi) provider, state, federal and other contract changes and timing of regulatory approval of contracts; (xxvii) the expiration, suspension, or termination of Centene’s contracts with federal or state governments (including, but not limited to, Medicaid, Medicare, TRICARE or other customers); (xxviii) the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; (xxix) challenges to Centene’s contract awards; (xxx) cyber-attacks or other privacy or data security incidents; (xxxi) the possibility that the expected synergies and value creation from acquired businesses, including, without limitation, the Fidelis Care Transaction, will not be realized, or will not be realized within the expected time period; (xxxii) the exertion of Centene management’s time and Centene’s resources, and other expenses incurred and business changes required in connection with complying with the undertakings in connection with any regulatory, governmental or third party consents or approvals for acquisitions; (xxxiii) disruption caused by significant completed and pending acquisitions, including, among others, the Fidelis Care Transaction, making it more difficult to maintain business and operational relationships; (xxxiv) the risk that unexpected costs will be incurred in connection with the completion and/or integration of acquisition transactions; (xxxv) changes in expected closing dates, estimated purchase price and accretion for acquisitions; (xxxvi) the risk that acquired businesses, including Fidelis Care, will not be integrated successfully; (xxxvii) the risk that Centene may not be able to effectively manage its operations as they have expanded as a result of the Fidelis Care Transaction; (xxxviii) restrictions and limitations in connection with Centene’s indebtedness; (xxxix) Centene’s ability to maintain or achieve improvement in the Centers for Medicare and Medicaid Services star ratings and maintain or achieve improvement in other quality scores in each case that can impact revenue and future growth; (xl) availability of debt and equity financing on terms that are favorable to Centene; (xli) inflation; and (xlii) foreign currency fluctuations.

This list of important factors is not intended to be exhaustive. Centene discusses certain of these matters more fully, as well as certain other factors that may affect Centene’s business operations, financial condition and results of operations, in Centene’s filings with the Securities and Exchange Commission (the “SEC”), including the registration statement on Form S-4 filed by Centene with the SEC on May 23, 2019, and Centene’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Due to these important factors and risks, Centene cannot give assurances with respect to Centene’s future performance, including without limitation Centene’s ability to maintain adequate premium levels or Centene’s ability to control its future medical and selling, general and administrative costs.